UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
CYBERGUARD CORPORATION
(Exact name of registrant as specified in its charter)
0-24544
(Commission File Number)

Florida	65-0510339
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
350 SW 12th Avenue
Deerfield Beach, Florida 33442
(Address of principal executive offices, with zip code)
(954) 375-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 18, 2005, CyberGuard Corporation, a Florida corporation (“CyberGuard”) announced that it has entered into an Agreement and Plan of Merger dated as of August 17, 2005 (the “Merger Agreement”) with Secure Computing Corporation, a Delaware corporation (“Secure”) and Bailey Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Secure (“Merger Sub”), providing for the merger of CyberGuard with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Secure.
At the effective time and as a result of the Merger, each share of CyberGuard common stock issued and outstanding immediately prior to the effective time of the Merger shall be automatically converted into the right to receive that amount of cash and that number of shares of Secure common stock as set forth in the Merger Agreement. Secure has agreed to acquire all of the common stock of CyberGuard in exchange for an aggregate of approximately $290 million, 70% of which will be paid in the form of Secure common stock and 30% of which will be paid in the form of cash.
The transaction has been approved by both companies’ boards of directors and is subject to the approval of both companies’ stockholders, regulatory approvals and customary closing conditions.
The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
In connection with the execution of the Merger Agreement, each of the members of the board of directors and each executive officer of CyberGuard has entered into a voting agreement with Secure, in which such directors and executive officers have agreed to vote their respective shares of CyberGuard common stock in favor of the Merger and have granted Secure a proxy to vote their shares at any CyberGuard stockholder meeting convened to consider the Merger. A copy of the form of voting agreement entered into by the members of the board of directors and each executive officer of CyberGuard is attached hereto as Exhibit 2.2 and is incorporated herein by reference.
In connection with the execution of the Merger Agreement, each of the members of the board of directors and each executive officer of Secure has entered into a voting agreement with CyberGuard, in which such directors and executive officers have agreed to vote their respective shares of Secure common stock in favor of the Merger and have granted CyberGuard a proxy to vote their shares at any Secure stockholder meeting convened to consider the Merger. A copy of the form of voting agreement entered into by the members of the board of directors and each executive officer of Secure is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, certain affiliates of CyberGuard have entered into affiliate agreements with Secure in connection with the Merger Agreement, in which such affiliates have agreed not to make any sale, transfer or other disposition of Secure common stock in violation of the Securities Act of 1933, as amended or the Rules and Regulations promulgated thereunder. A copy of the form of affiliate agreement entered into by certain affiliates of CyberGuard is attached hereto as Exhibit 2.4 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
2.1	Agreement and Plan of Merger, dated as of August 17, 2005, by and among Secure Computing Corporation, Bailey Acquisition Corp. and CyberGuard Corporation.

2.2	Form of Voting Agreement entered into by Secure Computing Corporation with each of the members of the board of directors and each executive officer of CyberGuard Corporation.

2.3	Form of Voting Agreement entered into by CyberGuard Corporation with each of the members of the board of directors and each executive officer of Secure Computing Corporation.

2.4	Form of Affiliate Agreement entered into by Secure Computing Corporation with certain affiliates of CyberGuard Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION
Date: August 18, 2005	By:	/s/ Michael Matte
Michael Matte
Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 17, 2005, by and among Secure Computing Corporation, Bailey Acquisition Corp. and CyberGuard Corporation.

2.2	Form of Voting Agreement entered into by Secure Computing Corporation with each of the members of the board of directors and each executive officer of CyberGuard Corporation.

2.3	Form of Voting Agreement entered into by CyberGuard Corporation with each of the members of the board of directors and each executive officer of Secure Computing Corporation.

2.4	Form of Affiliate Agreement entered into by Secure Computing Corporation with certain affiliates of CyberGuard Corporation.